Exhibit 10.16

NONQUALIFIED STOCK OPTION AGREEMENT
GRANTED PURSUANT TO THE
1995 STOCK OPTION PLAN FOR
THE HALLWOOD GROUP INCORPORATED

     A Nonqualified Stock Option (the “Option”) for a total of                     shares (“Shares”) representing the common stock, par value $0.10 per share, of The Hallwood Group Incorporated (the “Corporation”), is hereby granted to                                         (the “Optionee”) at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the 1995 Stock Option Plan for The Hallwood Group Incorporated (the “Plan”), which is incorporated herein by reference, in consideration for Optionee’s service to the Corporation and to provide incentive to the Optionee to continue service to the Corporation.

     1. Option Price. The Option price is $                     for each Share.

     2. Date of Grant. This Option is granted as of                     (the “Date of Grant”).

     3. Exercise of Option. This Option shall be exercisable in whole or in part at any time from the Date of Grant.

(i)	Method of Exercise. This Option shall be exercisable by a written notice delivered to the Company which shall:

(a)	state the election to exercise the Option and the number of Shares in respect of which it is being exercised; and

(b)	be signed by the person or person entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Corporation, of the right of such person or persons to exercise the Option.

(ii)	Payment. The exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier’s check, by money order, with Shares (provided that at the time of exercise the Committee in its sole discretion does not prohibit the exercise of Options through the delivery of already-owned Shares) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Corporation. Any Shares delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Corporation.

(iii)	Withholding. The Optionee shall make satisfactory arrangements for the withholding of any amounts necessary for withholding in accordance with applicable Federal or state income tax laws.

(iv)	Issuance of Shares. No person shall be, or have any of the rights or privileges of, a shareholder of the Corporation with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any issuance of a certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary evidencing the Option or any law or regulation including, but not limited to, the following:

(a)	A representation, warranty or agreement by the Optionee to the Corporation at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b)	A representation, warranty or agreement to be bound by any legends that are, in the option of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

(v)	Surrender of Option. Upon exercise of this Option. in part, if requested by the Corporation, the Optionee shall deliver this Option and any other written agreements executed by the Corporation and the Optionee with respect to this Option to the Corporation who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Optionee.

     4. Transferability of Option. In the Optionee’s discretion, this Option may be transferred by the Optionee by gift or by contribution to (a) any member of Optionee’s immediate family; (b) any entity of which Optionee or members of Optionee’s family are the sole equity owners or beneficiaries or, if there are discretionary beneficiaries, among the class of discretionary beneficiaries; or (c) any combination of the foregoing.

     5. Term of Option. This Option may not be exercised after the expiration of ten (10) years from the Date of Grant of this Option and is subject to earlier termination as provided in Section 8 of the Plan. This Option may be exercised during such term only in accordance with the Plan and the terms of this Option.

     6. Administration. The Plan and this Option shall be administered by the Committee provided for and described in Section 13 of the Plan.

THE HALLWOOD GROUP INCORPORATED

By:

Name:

Title:

     Optionee acknowledges receipt of a copy of the Plan, and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.

Optionee:

3